FOURTH AMENDMENT

THIS FOURTH AMENDMENT, dated as of December 19, 2007(this “Amendment”), is to the Second Amended and Restated Credit Agreement (as heretofore amended, the “Credit Agreement”) dated as of September 8, 2004 among PENSKE AUTOMOTIVE GROUP, INC. (formerly known as United Auto Group, Inc.; the “Company”), various financial institutions (the “Lenders”) and DCFS USA LLC, as successor agent for the Lenders (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 AMENDMENTS. Effective as of December 1, 2007 (the “Effective Date”), the Credit Agreement is hereby amended as follows:

1.1 The definition of “Interest Rate” in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Interest Rate means, for each day, a rate per annum equal to the sum of (a) (i) in the case of any day from and including the first day of each calendar month through and including the 15th day of such calendar month, the LIBO Rate for the first day of such calendar month and (ii) in the case of any day from and including the 16th day of each calendar month through and including the last day of such calendar month, the LIBO Rate for the 16th day of such calendar month (the rate set forth in this clause (a) being the “Base LIBO Rate”) plus (b) a margin of one and three-quarter percent (1.75%) per annum. Notwithstanding the foregoing, at any time an Event of Default exists, the applicable margin shall be increased by two percent (2.00%) per annum. For purposes of this definition, “LIBO Rate” means, for each date of calculation, (1) the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in The Wall Street Journal (Midwest Edition) on such day (or the immediately preceding Business Day, if such date is not a Business Day) in its “Money Rates” column as the one-month London Interbank Offered Rate for Dollar-denominated deposits (if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published by Reuters Monitor Rates Service on such day (or the immediately preceding Business Day, if such date is not a Business Day) as the one-month London Interbank Offered Rate for Dollar-denominated deposits or (2) if such rate is not published or available, such rate as shall be otherwise independently determined by the Agent on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Agreement.

1.2 Section 5.3(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Each Lender hereto acknowledges and agrees that the Agent may deduct from interest payments received by it from the Company an amount equal to 0.10% per annum of the daily unpaid principal amount of such Lender’s Pro Rata Share of the Revolving Loans for the period from and including the Effective Date to and excluding the Termination Date, and that all payments of interest to such Lenders by the Agent shall be net of such amount.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3 CONDITIONS TO EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective as of the Effective Date when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Required Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

3.1 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

SECTION 4 MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. All references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

4.4 Severability of Provisions. In the event that any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.5 Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

4.6 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

4.7 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

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Delivered as of the day and year first above written.

PENSKE AUTOMOTIVE GROUP, INC.

By: /s/ Robert O’Shaughnessy
Title: Executive Vice President — Finance

DCFS USA LLC, as Agent, as Issuing Lender and as a

Lender

By:/s/ Michele Nowak
Title: Credit Director- National Accounts

TOYOTA MOTOR CREDIT CORPORATION,

as a Lender

By: /s/ Mark Doy
Title: National Dealer Credit Manager

EXHIBIT A

FORM OF REAFFIRMATION

as of December 19, 2007

DCFS USA LLC, as Agent
and the Lenders party
to the Second Amended and Restated Credit Agreement
referred to below
36455 Corporate Drive
Farmington Hills, Michigan 48331
Attn: Michele Nowak

Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a) The Second Amended and Restated Security Agreement dated as of September 8, 2004 (the “Security Agreement”) among Penske Automotive Group, Inc. (f/k/a United Auto Group, Inc.; the “Company”), its subsidiaries and DCFS USA LLC in its capacity as Agent (in such capacity, the “Agent”);

(b) The Guaranty dated as of October 8, 1999 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c) The Pledge Agreement dated as of October 8, 1999 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the Fourth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Amendment.

This letter agreement may be signed in counterparts and by the various parties on separate counterparts. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORPORATION
ATLANTIC AUTO THIRD FUNDING CORPORATION
AUTO MALL PAYROLL SERVICES, INC.
BRETT MORGAN CHEVROLET-GEO, INC.
CJNS, LLC
CLASSIC AUTO GROUP, INC.
CLASSIC IMPORTS, INC.
CLASSIC MANAGEMENT COMPANY, INC.
CLASSIC TURNERSVILLE, INC.
COVINGTON PIKE DODGE, INC.
DAN YOUNG CHEVROLET, INC.
DIFEO PARTNERSHIP, LLC
EUROPA AUTO IMPORTS, INC.
FLORIDA CHRYSLER-PLYMOUTH, INC.
FRN of TULSA, LLC
GENE REED CHEVROLET, INC.
GMG MOTORS, INC.
GOODSON NORTH, LLC
GOODSON PONTIAC GMC, LLC
GOODSON SPRING BRANCH, LLC
HBL, LLC
HT AUTOMOTIVE, LLC
JS IMPORTS, LLC
KMPB, LLC
KMT/UAG, INC.
LANDERS AUTO SALES, LLC
LANDERS BUICK-PONTIAC, INC.
LANDERS FORD NORTH, INC.
LANDERS UNITED AUTO GROUP NO. 2, INC.
LATE ACQUISITION I, LLC
LATE ACQUISITION II, LLC
LMNS, LLC
LRP, LTD.
MICHAEL CHEVROLET-OLDSMOBILE, INC.
MOTORCARS ACQUISITION II, LLC
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
MOTORCARS ACQUISITION V, LLC
MOTORCARS ACQUISITION VI, LLC
MOTORCARS ACQUISITION, LLC
NISSAN OF NORTH OLMSTED, LLC
PAG ACQUISITION 13, LLC
PAG ACQUISITION 14, LLC
PAG ACQUISITION 15, LLC
PAG AUSTIN S1, LLC
PAG LONG ISLAND A1, LLC
PAG LONG ISLAND B1, LLC
PAG LONG ISLAND L1, LLC
PAG LONG ISLAND M1, LLC
PAG MICHIGAN S1, LLC
PAG NORTH SCOTTSDALE BE, LLC
PAG WEST, LLC
PALM AUTO PLAZA, LLC
PEACHTREE NISSAN, INC.
PENSKE DIRECT, LLC
PMRC, LLC
RELENTLESS PURSUIT ENTERPRISES, INC.
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE FERRARI, LLC
SCOTTSDALE JAGUAR, LTD.
SCOTTSDALE MANAGEMENT GROUP, LTD.
SCOTTSDALE PAINT & BODY, LLC
SIGMA MOTORS INC.
SK MOTORS, LLC
SL AUTOMOTIVE, LLC
SL AUTOMOTIVE, LTD.
SMART USA DISTRIBUTOR, LLC
SOMERSET MOTORS, INC.
SUN MOTORS, LLC
TRI-CITY LEASING, INC.
TURNERSVILLE AUTO OUTLET, LLC
UAG ATLANTA H1, LLC
UAG ATLANTA IV MOTORS, INC.
UAG ARKANSAS FLM, LLV
UAG CAPITOL, INC.
UAG CAROLINA, INC.
UAG CENTRAL FLORIDA MOTORS, LLC
UAG CENTRAL NJ, LLC
UAG CENTRAL REGION MANAGEMENT, LLC
UAG CERRITOS, LLC
UAG CHANTILLY AU, LLC
UAG CHCC, INC.
UAG CHEVROLET, INC.
UAG CLASSIC, INC.
UAG CLOVIS, INC.
UAG CONNECTICUT I, LLC
UAG CONNECTICUT, LLC
UAG DULUTH, INC.
UAG EAST, LLC
UAG ESCONDIDO A1, INC.
UAG ESCONDIDO H1, INC.
UAG ESCONDIDO M1, INC.
UAG FAIRFIELD CA, LLC
UAG FAIRFIELD CM, LLC
UAG FAIRFIELD CP, LLC
UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE II, LLC
UAG FAYETTEVILLE III, LLC
UAG FINANCE COMPANY, INC.
UAG GD, LTD.
UAG GN, LTD.
UAG GP, LTD
UAG GRACELAND II, INC.
UAG GW, LTD.
UAG HOUSTON ACQUISITION, LTD.
UAG HUDSON, INC.
UAG HUDSON CJD, LLC
UAG INTERNATIONAL HOLDINGS, INC.
UAG KISSIMMEE MOTORS, INC.
UAG LANDERS SPRINGDALE, LLC
UAG LOS GATOS, INC.
UAG MARIN, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS IV, INC.
UAG MEMPHIS MANAGEMENT, LLC
UAG MENTOR ACQUISITION, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MICHIGAN H1, LLC
UAG MICHIGAN H2, LLC
UAG MICHIGAN HOLDINGS, INC.
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN TMV, LLC
UAG MINNEAPOLIS B1, LLC
UAG NANUET I, LLC
UAG NANUET II, LLC
UAG NEVADA LAND, LLC
UAG NORTHEAST BODY SHOP, INC.
UAG NORTHEAST, LLC
UAG OLDSMOBILE OF INDIANA, LLC
UAG/PFS, INC.
UAG PHOENIX VC, LLC
UAG REALTY, LLC
UAG ROYAL PALM, LLC
UAG ROYAL PALM M1, LLC
UAG SAN DIEGO A1, INC.
UAG SAN DIEGO H1, INC.
UAG SAN DIEGO JA, INC.
UAG SOUTHEAST, INC.
UAG SPRING, LLC
UAGE STEVENS CREEK II, INC.
UAG SUNNYVALE, INC.
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TORRANCE, INC.
UAG TULSA HOLDINGS, LLC
UAG TULSA VC, LLC
UAG TURNERSVILLE MOTORS, LLC
UAG TURNERSVILLE REALTY, LLC
UAG VC II, LLC
UAG VK, LLC
UAG WEST BAY AM, LLC
UAG WEST BAY FM, LLC
UAG WEST BAY IA, LLC
UAG WEST BAY IAU, LLC
UAG WEST BAY IB, LLC
UAG WEST BAY II, LLC
UAG WEST BAY IL, LLC
UAG WEST BAY IM, LLC
UAG WEST BAY IP, LLC
UAG WEST BAY IV, LLC
UAG WEST BAY IW, LLC
UAG YOUNG II, INC.
UAG-CARIBBEAN, INC.
PENSKE AUTOMOTIVE GROUP, INC.
UNITED AUTO LICENSING, LLC
UNITEDAUTO SCOTTSDALE PROPERTY HOLDINGS, LLC
UNITED AUTOCARE PRODUCTS, LLC
UNITED NISSAN, INC., A GEORGIA CORPORATION
UNITED NISSAN, INC., A TENNESSEE CORPORATION
UNITED RANCH AUTOMOTIVE, LLC
UNITEDAUTO DODGE OF SHREVEPORT, INC.
UNITEDAUTO FIFTH FUNDING INC.
UNITEDAUTO FINANCE INC.
UNITEDAUTO FOURTH FUNDING INC.
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, LLC
WEST PALM S1, LLC
WESTBURY SUPERSTORE, LTD.
WTA MOTORS, LTD.
YOUNG MANAGEMENT GROUP, INC.
UAG TULSA JLM, LLC
UNITED FORD SOUTH, LLC
UNITED FORD NORTH, LLC
UNITED FORD BROKEN ARROW, LLC
DEALER ACCESSORIES, LLC
UAG WEST BAY IN, LLC
UAG SAN DIEGO AU, INC.
UAG SAN DIEGO MANAGEMENT, INC.

By: /s/ Robert O’Shaughnessy
Title: Assistant Treasurer

CLASSIC MOTOR SALES, LLC

CLASSIC ENTERPRISES, LLC

By: Penske Automotive Group, Inc.

Member

By: /s/ Robert O’Shaughnessy
Title: Executive Vice President – Finance

CLASSIC NISSAN OF TURNERSVILLE, LLC

By: Classic Management Company, Inc.

Member

By: /s/ Robert O’Shaughnessy
Title: Assistant Treasurer

DAN YOUNG MOTORS, LLC

By: DAN YOUNG CHEVROLET, INC.

Member

By: /s/ Robert O’Shaughnessy
Title: Assistant Treasurer

SHANNON AUTOMOTIVE, LTD.

By: UAG TEXAS, LLC

a general partner

By: /s/ Robert O’Shaughnessy
Title: Treasurer

UAG CITRUS MOTORS, LLC

By: Penske Automotive Group, Inc.

Member

By: /s/ Robert O’Shaughnessy
Title: Executive Vice President — Finance

PAG EAST, LLC

D. YOUNG CHEVROLET, LLC

By: Penske Automotive Group, Inc., Member
By: /s/ Robert O’Shaughnessy
Title: Executive Vice President — Finance

NATIONAL CITY FORD, INC.

CENTRAL FORD CENTER, INC.

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP
EAGLE PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
HUDSON MOTOR PARTNERSHIP

OCT PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

a general partner

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

TAMBURRO ENTERPRISES, INC.

CLASSIC SPECIAL ADVERTISING, INC.
CLASSIC SPECIAL AUTOMOTIVE GP, LLC
CLASSIC SPECIAL, LLC

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

CLASSIC SPECIAL AUTOMOTIVE, LTD.

By: Classic Special Automotive GP, LLC

General Partner

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

CLASSIC SPECIAL HYUNDAI, LTD.
HILL COUNTRY IMPORTS, LTD.
CLASSIC OLDSMOBILE PONTIAC-GMC, LTD.

By: Classic Special, LLC

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

PAG ORLANDO LIMITED, INC.

PAG ORLANDO GENERAL, INC.

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.

By: PAG Orlando General, Inc.

General Partner

By: /s/ Robert O’Shaughnessy
Title:  Assistant Treasurer

ACKNOWLEDGED AND AGREED
as of the date first written above

DCFS USA LLC, as Agent

By: /s/ Michele Nowak
Title: Credit Director – National Accounts